Exhibit (a)(5)



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Statement of Option Activity                         Congoleoum Corporation
                                                     ID:02-0398678
                                                     3500 Quakerbridge Road
                                                     P.O. Box 3127
                                                     Mercerville, NJ 08619-0127
As of:
Current Fair Value:


[Name of Option Holder]
[Option Holder's Address]

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OPTION DETAIL
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Option Number                                        Option Type
Option Date                                          Share Granted
Plan                                                 Option Price
Parent Number

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VESTING SCHEDULE                                     EXERCISABLE
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

  Granted         Full Vest    Expires      Exerciable    Total Price      Potential Net Gain
  -------         ---------    -------      ----------    -----------      ------------------





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EXERCISES                                            CANCELLATIONS
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Date         Type         Shares      Value        Date          Reason          Shares
----         ----         ------      -----        ----          ------          ------



